SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

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LEGATO SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEGATO SYSTEMS, INC.

2350 West El Camino Real

Mountain View, California 94040

April 30, 2003

TO THE STOCKHOLDERS OF LEGATO SYSTEMS, INC.

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Legato Systems, Inc., which will be held at 3210 Porter Drive, Palo Alto, California on Tuesday, June 10, 2003 at 9:30 a.m. Pacific Daylight Saving Time. Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of the annual meeting of stockholders. It is important that your shares be represented and voted at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend our annual meeting. If you decide to attend our annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Legato. We look forward to seeing you at the annual meeting.

Sincerely,

David B. Wright Chairman of the Board, President and Chief Executive Officer

LEGATO SYSTEMS, INC.

2350 West El Camino Real

Mountain View, California 94040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2003

The annual meeting of stockholders of Legato Systems, Inc. (the “Company”) will be held at 3210 Porter Drive, Palo Alto, California on Tuesday, June 10, 2003 at 9:30 a.m. Pacific Daylight Saving Time. The annual meeting is being held for the following purposes:

1.    To elect seven members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.    To approve an amendment to the Company’s 1995 Stock Option/Stock Issuance Plan that will increase the number of shares of common stock subject to the stock option grants made to non-employee directors pursuant to the automatic option grant provisions of the plan;

3.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2003; and

4.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached proxy statement accompanying this notice. Only stockholders of record at the close of business on April 29, 2003 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s offices located at 2350 West El Camino Real, Mountain View, California, during ordinary business hours for the ten-day period prior to the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Noah D. Mesel Secretary

Mountain View, California

April 30, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

LEGATO SYSTEMS, INC.

2350 West El Camino Real

Mountain View, California 94040

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2003

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Legato Systems, Inc., a Delaware corporation (the “Company”), for the annual meeting of stockholders to be held at 3210 Porter Drive, Palo Alto, California on Tuesday, June 10, 2003 at 9:30 a.m. Pacific Daylight Saving Time, and at any adjournment or postponement of the annual meeting. These proxy materials will be mailed to stockholders on or about May 9, 2003.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock is the only type of security entitled to vote at the annual meeting. On April 29, 2003, the record date for determination of stockholders entitled to vote at the annual meeting, there were 116,303,683 shares of common stock outstanding. Each stockholder of record on April 29, 2003 is entitled to one vote for each share of common stock held by such stockholder on April 29, 2003. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the annual meeting. The seven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2 (Approval of the amendment to the 1995 Option Plan) and Proposal 3 (Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2003) each require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares but who does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Proxies

Whether or not you are able to attend the Company’s annual meeting, you are urged to complete and return the enclosed proxy, which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, FOR Proposal No. 3 and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may also revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. All shares represented by a valid proxy received prior to the annual meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors who are being nominated for election to the Board of Directors (the “Nominees”), their ages as of March 31, 2003, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company to serve until the next annual meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held with the Company
Eric A. Benhamou (2)(4)	47	Director
Brendan J. Dawson	62	Director
Kenneth A. Goldman (1)	53	Director
Richard A. Kay	47	Director
Christopher B. Paisley (1)	50	Director
David N. Strohm (1)(2)(4)	55	Director
David B. Wright (3)	53	Director, Chairman, President and Chief Executive Officer

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Stock Option Committee
(4)	Member of Nomination and Corporate Governance Committee

Mr. Benhamou has been a Director of the Company since March 1993. Mr. Benhamou has been the Chairman of the Board of 3Com Corporation (“3Com”), a publicly held computer network products company, since July 1994, and was the Chief Executive Officer of 3Com from September 1990 to December 2000. He served as the President of 3Com from April 1990 until August 1998. Mr. Benhamou has served as Chairman and interim Chief Executive Officer of Palm, Inc., a publicly held handheld device company, since November 2001. Mr. Benhamou also currently serves as a director of Cypress Semiconductor, a publicly held semiconductor company. Mr. Benhamou holds a Diplome d’Ingénieur from École Nationale Superieure d’Arts et Metiers in Paris, France, and an M.S. in electrical engineering from Stanford University.

Mr. Dawson has been a director of the Company since March 2001. From July 1998 through December 2000, he served as Executive Vice President of Amdahl Corporation. From February 1997 to February 1998, he served as President and Chief Operating Officer of Information Analysis Incorporated, a Y2K software provider. From January 1996 to December 1996, he served as President and Chief Executive Officer of MAXM Corporation. Mr. Dawson has also served as Chief Operating Officer of Legent Corporation, a leading supplier of systems management software. In total, Mr. Dawson has over 35 years in leadership positions in the technology industry. Mr. Dawson is currently retired and serves as a director of V3 Systems, Inc., a privately held supply chain execution software company.

Mr. Goldman has been a director of the Company since July 2000. Mr. Goldman has been the Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a publicly held application software company, since August 2000. Mr. Goldman was the Executive Vice President and Chief Financial Officer of AT HOME Corporation, a publicly held global media company, from July 1996 to July 2000. AT HOME Corporation filed for bankruptcy protection under Chapter 11 of the Federal bankruptcy laws in

September 2001. From July 1992 to July 1996, he was Senior Vice President and Chief Financial Officer of Sybase, Inc., a database software and services company. He holds a B.S. degree in Electrical Engineering from Cornell University and a M.B.A. degree from Harvard University.

Mr. Kay has been a director of the Company since May 2002. From May 2002 until December 2002, he served as Vice President, Strategic Direction of the Company. Mr. Kay served as OTG Software’s chairman, president and chief executive officer since its inception in 1992 until May 2002 when Legato acquired OTG Software. Prior to founding OTG, Mr. Kay co-founded National Operator Services, Inc., a reseller of telephone operator services, and NOS Communications, a reseller of AT&T long distance services. Mr. Kay currently serves on the Board of Directors for Venture Philanthropy Partners and the Maryland Hi-Tech Council. He holds a B.S. in Business Administration from the University of Maryland.

Mr. Paisley has been a director of the Company since July 2000. Mr. Paisley has been a Dean’s Executive Professor at the Leavey School of Business at Santa Clara University since January 2001. Mr. Paisley was the Senior Vice President, Finance and Chief Financial Officer of 3Com Corporation (“3Com”), a publicly held computer network products company, from August 1996 to July 2000. From the time Mr. Paisley joined 3Com in 1985 until July 1996, he was Vice President, Finance and Chief Financial Officer. Mr. Paisley also serves as a director of Aspect Communications Corporation, Brocade Communications, Persistence Software and Riverstone Networks, all publicly held companies. Mr. Paisley holds a B.A. in Economics from the University of California at Santa Barbara and a M.B.A. from the University of California at Los Angeles.

Mr. Strohm has been a director of the Company since December 1988. Mr. Strohm joined Greylock Management Corporation (“Greylock”), a venture capital management company, in 1980 and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Switchboard, Inc., an internet based local merchant networking company, DoubleClick, Inc., a provider of comprehensive internet advertising solutions and ISS Group, Inc., a provider of internet security software, all publicly held companies. Mr. Strohm holds a B.A. from Dartmouth College and a M.B.A. from Harvard University.

Mr. Wright has been a director of the Company since March 2001. Mr. Wright has also served as President and Chief Executive Officer of Legato Systems, Inc. since October 2000. Mr. Wright joined Legato following a thirteen-year career with Amdahl Corporation, where he served as President and Chief Executive Officer since 1997. Before joining Amdahl, Mr. Wright spent eleven years with IBM, serving in variety of staff and management positions. Mr. Wright serves on the Board of Directors of Aspect Communications Corporation, a publicly held telecommunications company; INRANGE Technologies Corporation, a publicly held networking company; privately held Insurance Services Organization; and VA Software, a publicly held collaborative software development company. Mr. Wright holds a B.S. in Physics and Mathematics from Xavier University.

Board of Directors Meetings and Committees

During the year ended December 31, 2002, the Board of Directors held eleven meetings and acted by written consent in lieu of a meeting on five occasions. For the year, each of the current directors, during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nomination and Corporate Governance Committee.

During the year ended December 31, 2002, the Audit Committee of the Board of Directors held five meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Goldman, Paisley and Strohm.

During the year ended December 31, 2002, the Compensation Committee of the Board of Directors held three meetings and acted by written consent in lieu of a meeting on nine occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Option/Stock Issuance Plan. The Compensation Committee also has the exclusive authority to administer the 1995 Stock Option/Stock Issuance Plan with respect to the Company’s executive officers and non-employee Board members. The members of the Compensation Committee are Messrs. Benhamou and Strohm.

During the year ended December 31, 2002, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on sixty-four occasions. The Stock Option Committee has the authority to make stock option grants, up to a maximum of 30,000 shares per individual, to employees and consultants of the Company who are not vice presidents or officers at the time of the grant. Mr. Wright is the only member of the Stock Option Committee.

The Nomination and Corporate Governance Committee was established in November 2002 and did not meet during the year ended December 31, 2002. The Nomination and Corporate Governance Committee identifies and recommends to the full Board candidates for election to the Board of Directors. It will consider nominees recommended by stockholders provided that the recommendations are made timely in accordance with the procedures for stockholder proposals set forth in the Company’s Bylaws and referred to in this Proxy Statement under “Stockholder Proposals for 2004 Annual Meeting.” The members of the Nomination and Corporate Governance committee are Messrs. Benhamou and Strohm.

Director Compensation

Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company’s 1995 Stock Option/Stock Issuance Plan. Under the current Automatic Option Grant Program, each individual who first becomes a non-employee Board member will be granted an option to purchase 96,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each continuing non-employee Board member who has served in such capacity for at least six months prior to such annual meeting will receive an additional option grant to purchase 24,000 shares of common stock, whether or not such individual has been in the prior employ of the Company. The exercise price for each option grant under the Automatic Option Grant Program will be equal to the fair market value per share of common stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase by the Company, at the original exercise price, in the event the optionee should cease Board service prior to vesting in those shares. With respect to each initial grant, the repurchase right shall lapse and the option shares shall vest in four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual grant shall vest in two successive equal annual installments upon the optionee’s completion of each year of Board service over the two-year period measured from the grant date. However, the shares subject to each outstanding option under the Automatic Option Grant Program will vest immediately upon an acquisition of the Company by merger or asset sale, upon certain other changes in control or ownership of the Company or upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding common stock. Upon the successful completion of a hostile tender offer, each automatic option grant may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Company or, if greater, the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share. Pursuant to the Automatic Option Grant Program, Messrs. Benhamou, Dawson, Goldman, Paisley and Strohm were each granted an option to purchase 24,000 shares of common stock on June 14, 2002, the date of the 2002 annual meeting of the stockholders. Each option has an exercise price of $5.25 per share. The exercise price for each option grant was equal to the fair market value per share of common stock on the automatic grant date. Upon their election to our Board of Directors at the 2003 annual meeting, Messrs. Benhamou, Dawson, Goldman, Paisley and Strohm will each receive an option to purchase shares of common stock with an exercise price per share equal to the fair market value per share of our common stock at that time. If the stockholders approve Proposal Two of this Proxy Statement, the number of shares subject to each initial automatic option grant will increase to 125,000 shares and the number of shares subject to each annual automatic option grant will increase to 40,000 shares, effective with the 2003 annual meeting.

Directors who are also employees of the Company are eligible to receive options and be issued shares of common stock directly under the 1995 Stock Option/Stock Issuance Plan and are also eligible to participate in the Company’s Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) functions on behalf of the Board to review, consider and determine the compensation package for Board members, subject to review with the full Board. The Committee retained the services of an independent compensation consultant in 2002 to assist the Committee members in establishing a competitive Board compensation package.

In October 2002, the Company modified its director compensation to include a cash component. Each non-employee Board member will receive an annual retainer fee of $20,000. In addition, each non-employee Board member will earn $2,000 for each Board meeting attended and $1,000 for each committee meeting attended. The chairpersons of the Audit and Compensation Committees and Corporate Governance Committee established will receive $5,000 each effective January 1 of each year.

The Company modified the compensation package for non-employee Board members in 2002 to increase the number of shares of common stock subject to the stock option grants made to non-employee directors pursuant to the Automatic Option Grant Program under the 1995 Stock Option/Stock Issuance Plan and to add cash retainer and meeting fees. The Company implemented these changes in order to provide a meaningful compensation package to attract and retain talented and qualified non-employee Board members in light of their increased duties and responsibilities.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2003, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors and each of the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire those shares (for example, upon exercise of an option or warrant) either as of the date as of which the information is provided or within sixty days thereafter; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned as of March 31, 2003 (1) (2)
Beneficial Owner	Number of Shares	Percentage of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109 (3)	17,280,964	14.9%
David L. Beamer (4)	309,897	*
Andrew J. Brown (5)	533,448	*
James P. Chappell (6)	425,994	*
Thomas L. Panozo (7)	244,310	*
David B. Wright (8)	1,828,196	1.6
Eric A. Benhamou (9)	386,000	*
Brendan J. Dawson (10)	138,300	*
Kenneth A. Goldman (11)	154,299	*
Richard A. Kay (12)	7,451,340	6.4
Christopher B. Paisley (13)	144,000	*
David N. Strohm (14)	967,231	*
All current directors and named executive officers as a group (11 persons) (15)	29,863,979	25.7%

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The number of shares of common stock deemed outstanding for each individual shareholder includes shares issuable pursuant to stock options that are currently exercisable or that will become exercisable within sixty days after March 31, 2003.

(3)	Pursuant to a Schedule 13G/A filed February 14, 2003, FMR Corp. reported that as of December 31, 2002 it had sole dispositive power over 17,280,964 shares, sole voting power over 645,641 shares and aggregate beneficial ownership over 17,280,964 shares. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. and is the beneficial owners of 16,591,453 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(4)	Includes options exercisable for 285,415 shares of common stock.

(5)	Includes options exercisable for 504,164 shares of common stock.

(6)	Includes options exercisable for 320,431 shares of common stock.

(7)	Includes options exercisable for 237,498 shares of common stock.

(8)	Includes options exercisable for 1,789,955 shares of common stock.

(9)	Includes options exercisable for 354,000 shares of common stock.

(10)	Includes options exercisable for 120,000 shares of common stock.

(11)	Includes options exercisable for 144,000 shares of common stock.

(12)	Includes options exercisable for 171,900 shares of common stock.

(13)	Includes options exercisable for 144,000 shares of common stock.

(14)	Includes options exercisable for 72,000 shares of common stock and 397,000 shares held by The Strohm-Reavis Living Trust (the “Strohm Trust”), of which Mr. Strohm is a trustee.

(15)	Includes options exercisable for 4,542,814 shares of common stock and shares held by the Strohm Trust.

MANAGEMENT

The following table sets forth information with respect to persons who served as our executive officers as of March 31, 2003:

Name	Age	Positions
David B. Wright	53	Chairman, President and Chief Executive Officer
David L. Beamer	60	Executive Vice President and Chief Operating Officer
Andrew J. Brown	43	Senior Vice President and Chief Financial Officer
James P. Chappell	42	Senior Vice President, Business Process and Development
Noah D. Mesel	41	Vice President, General Counsel and Secretary
Cory J. Sindelar	34	Vice President and Corporate Controller

Mr. Beamer has served as Executive Vice President and Chief Operating Officer of Legato since February 2002. Prior to his appointment to Chief Operating Officer, Mr. Beamer served as Legato’s Executive Vice President, Worldwide Sales and Marketing and was responsible for all corporate and service provider marketing, worldwide sales and international market development. From December 1993 to December 2001, Mr. Beamer was the President and Chief Operating Officer of FileTek Corporation of Rockville, Maryland, a privately held software and systems integration company. Prior to FileTek, Mr. Beamer was with Amdahl Corporation for sixteen years, where he was a corporate officer for six years and served in various sales, marketing, and senior management roles. Before joining Amdahl, he was with IBM Corporation for eight years. Mr. Beamer holds a B.S. in Electrical Engineering and a M.B.A. in Marketing and Finance from Ohio State University.

Mr. Brown joined Legato in October 2000 as the Senior Vice President and Chief Financial Officer. Before joining Legato, Mr. Brown served as Vice President, Finance and Chief Financial Officer of Adaptec, a data storage access solution company, since August 1998. From July 1988 to August 1998, he served in various financial roles within Adaptec including Vice President, Corporate Controller and Principal Accounting Officer. Mr. Brown holds a B.A. in Accounting from Eastern Illinois University.

Mr. Chappell joined Legato in June 1992. In February 2001, Mr. Chappell became Senior Vice President, Business Process and Development. From April 2000 to February 2001, he served as Vice President of Plans and Controls. From October 1999 to April 2000, he served as Vice President and General Manager of the Data Availability Division. From August 1998 to October 1999, he served as our Vice President of Business

Development. From June 1992 to July 1998, Mr. Chappell held various sales and marketing management positions with Legato, including general manager, manager of strategic businesses and director of worldwide channel marketing. Mr. Chappell holds a B.S. in Computer Science from Cal Poly University.

Mr. Mesel has served as Vice President, General Counsel and Secretary of Legato since May 2001. From September 2000 to May 2001, Mr. Mesel served as Legato’s Associate General Counsel. Mr. Mesel joined Legato from Lucent Technologies, where he served as principal counsel to Lucent’s global voice outsourcing business from September 1998 to September 2000. Prior to Lucent, Mr. Mesel practiced law at Wilson, Sonsini, Goodrich & Rosati, in Palo Alto, California from September 1989 to September 1998. Mr. Mesel holds a B.A., cum laude, in Political Science and Literature from Claremont McKenna College and a J.D. from the University of Virginia School of Law.

Mr. Sindelar joined Legato in December 2000 as Vice President and Corporate Controller. Prior to joining Legato, Mr. Sindelar served as Corporate Controller at iBEAM Broadcasting Corporation, a provider of an Internet broadcasting services, from April 2000 to December 2000. Mr. Sindelar also served as Senior Manager at PricewaterhouseCoopers LLP, a global assurance and business advisory firm, in San Jose, California from July 1998 to April 2000. From April 1996 to July 1998, Mr. Sindelar held various controller positions at C-Cube Microsystems (acquired by LSI Logic). Mr. Sindelar holds a B.S.B.A. in accounting from Georgetown University.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Committee”), which is currently comprised of two independent Directors, functions on behalf of the Board of Directors to review, consider and determine the total remuneration of each of the Company’s executive officers. Additionally, the Committee reviews and approves Legato’s Total Compensation Philosophy and has the exclusive authority to administer the provisions of the 1995 Stock Option/Stock Issuance Plan with respect to the Company’s executive officers.

In determining executive officer compensation levels for 2002, the Committee evaluated the financial performance of the Company, the personal performance of the officers, compensation levels at similar companies and the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. In addition, the Committee retained the services of an independent compensation consultant. However, the Committee made the final cash compensation decisions concerning such officers after review with the full Board.

General Compensation Policy.    The fundamental policy of the Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon the officer’s personal level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. It has been the practice of the Committee in the past to have a greater portion of the executive officer’s total compensation be tied to Company performance and stock price appreciation rather than base salary as that officer’s level of responsibility increases.

In order to provide the Company’s executive officers with a substantial incentive to remain with the Company and continue their contribution to the attainment of the Company’s business objectives and its long-term financial success, the Committee authorized the Company to enter into formal employment agreements in September 2002 with the executive officers. Those agreements provide the executives with more certainty with respect to the terms and conditions governing their employment with the Company, including their base salary levels, the incentive components of their compensation package and their entitlement to certain other benefits. In addition, the agreements provide certain severance benefits should an involuntary termination of the executive officer’s employment occur in connection with certain change in control events or under certain other circumstances. The Committee believed that the employment agreements were an appropriate vehicle to retain these key executives and advance the objectives of its general compensation policy in maintaining their individual compensation package at a competitive level and in subjecting a substantial portion of each executive officer’s compensation to performance milestones which create stockholder value. In addition, the Committee implemented a Retention Bonus Program for the executive officers in January 2003. The primary objective of the Committee in doing so was to assure that in the event the Company were to become the subject of an acquisition, the executive officers would be provided with an appropriate compensation package, either under the severance provisions of their employment agreements, or under the retention bonus program which would allow such officers to concentrate their efforts in maximizing the return to the stockholders without undue concern for their own financial situation. In order to facilitate an orderly transition and integration in the event of such a change in control, the Retention Bonus Program would provide each participant with a substantial bonus upon completion of an 18-month post-acquisition transition period, and in the event the officer’s services were not needed for the entire transition period, the officer would become entitled to a substantial severance package. The Committee believed that the senior management retention and continuity objectives of the program were critical to the overall goal of maximizing the value of the Company and the return to stockholders should the Company ever become an acquisition candidate. However, the Committee structured the Retention Bonus Program so that the acquiring entity in the change in control transaction would have a 90-day period in which to decide whether to retain a participating executive on the specified terms of the program or to terminate his employment. It is only in the event the acquiring entity elects to retain the executive for at least 90 days of employment following the change in control that the executive would become entitled to his retention bonus, either upon his completion of the 18-month post-acquisition transition period or upon an earlier involuntary termination of his employment other than for cause. (See “Employment Contracts and Change in Control Arrangements” for a complete description of the employment agreements and the Retention Bonus Program).

Base Salary.    In setting the base salary for each executive officer under his employment agreement, the Committee took into account general market levels and personal performance. Each individual’s base salary is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses.    Each executive officer has an established cash bonus target under his employment agreement. The target bonuses of the executive officers are earned each year on the basis of the Company’s achievement of the financial performance targets established at the start of the year and personal objectives established for each executive. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on the percentage of the individual’s base salary set forth in his employment agreement. The corporate goals set for 2002 bonuses were based on the achievement of quarterly and annual revenue and operating results. During 2002, the Company partially met the goals for revenue but did not achieve the targeted operating results. Consequently, the bonuses paid to the Chief Executive Officer and other key executive officers ranged from 0% to 47% of target plan. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Long-Term Incentive Compensation.    Equity incentives for executive officers are provided primarily through stock option grants under the 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest with respect to 25% of the option shares upon the executive’s completion of one year of employment measured from the grant date and with respect to the remainder of the option shares in equal monthly installments upon the executive officer’s completion of each of the next 36 months of service thereafter. Accordingly, the option will provide a return to the executive officer only if the executive officer remains in the Company’s service during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Committee also takes into account the executive officer’s existing holdings of unvested options in order to maintain an appropriate level of equity incentive. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

CEO Compensation.    Mr. Wright’s annual base salary was established by the Committee based upon his substantial experience as chief executive of another company in the high technology field, and in recognition of the challenges he faced with regard to leading the Company’s business. The Committee took into account market and competitive factors in determining Mr. Wright’s compensation. Mr. Wright’s base salary remained constant over 2002. In setting Mr. Wright’s base salary each year pursuant to his employment agreement, it is the Committee’s intent to provide Mr. Wright with a level of stability and certainty each year by not having this particular component of his compensation affected to any significant degree by Company performance factors. Mr. Wright earned a bonus for the 2002 fiscal year in the amount of $305,000, which represents 47% of his target bonus for that fiscal year. The Company performance component of Mr. Wright’s bonus was based upon the same performance milestones in effect for the bonus compensation of the other executive officers for the 2002 fiscal year. The Committee also made an option grant to Mr. Wright during the 2002 fiscal year. The grant was intended to provide Mr. Wright with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation since the grant is subject to vesting and will not have any value unless the market price of the Company’s common stock appreciates over the market price in effect at the time the grant was made.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent such compensation is not deemed to be performance-based pursuant to certain milestones established under a stockholder-approved plan. The non-performance based compensation earned by the Company’s executive officers, other than the Chief Executive Officer, for the 2001 fiscal year and paid in fiscal year 2002 did not exceed the $1 million limit per officer. However, the compensation paid to the Chief Executive Officer during the 2002 fiscal year exceeded the limit by approximately $357,500. The excess was attributable to the performance bonus which the Chief Executive Officer earned for the 2001 fiscal year. The plan pursuant to which the performance bonuses were earned for the 2001 fiscal year was not previously submitted to stockholder approval, and all compensation paid under that plan was accordingly subject to the $1 million limitation. The plan under which the performance bonuses were earned for the 2002 fiscal year was also not submitted to stockholder approval, but those bonuses were not at a sufficient level to cause the total cash compensation of any executive officer for the 2002 fiscal year to exceed the $1 million limit. The Committee has decided not to submit the fiscal year 2003 incentive bonus plan to stockholder approval at the 2003 Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Committee does not expect the total cash compensation to be paid to any of the Company’s executive officers for the 2003 fiscal year to exceed the $1 million limit, except with respect to the Chief Executive Officer should the performance milestones for the 2003 fiscal year be attained. However, the Committee believes that in establishing the incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate under certain circumstances to authorize a total cash compensation package in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code in order to provide the requisite incentives to attract and retain the executive officers essential to the Company’s financial success. The Company’s 1995 Stock Option/Stock Issuance Plan has been structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan with an exercise price per share equal to the fair market value per share on the grant date will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation.

Submitted by the Compensation Committee of the Board of Directors:

Eric A. Benhamou

David N. Strohm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in September 1992, and the members of the Compensation Committee are Messrs. Benhamou and Strohm. Neither of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A hereto, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Fees associated with our engagement of PricewaterhouseCoopers LLP for the year ended December 31, 2002 totaled approximately $813,000 and consisted of the following:

Audit Fees.

Audit fees billed to us by PricewaterhouseCoopers LLP for the audit of our 2002 annual financial statements and the review of our financial information included in our quarterly reports on Form 10-Q for 2002 totaled approximately $334,000.

Audit-related Fees.

We paid $75,000 for due diligence related to the acquisition of OTG Software.

Tax Compliance/Preparation Fees.

We paid fees of approximately $152,000 in 2002.

All Other Fees.

Fees paid to PricewaterhouseCoopers LLP during 2002 for all other services rendered totaled approximately $252,000, consisting primarily of tax consulting related to an international intangible-property structuring project.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors’ their independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Kenneth A. Goldman

Christopher B. Paisley, Chairman

David N. Strohm

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between December 31, 1997 and December 31, 2002 with the cumulative total return of (i) the Nasdaq Stock Market (the “Nasdaq Stock Market Composite Index”), (ii) the S&P Super Composite Software Industry Index and (iii) the JP Morgan Hambrecht & Quist Software Sector Index (the “JP Morgan H&Q Software Sector Index”), over the same period. These returns assume the investment of $100.00 in the Company’s common stock and in each of the other indices on December 31, 1997 and the reinvestment of dividends, if any.

The comparison shown in the graph below is based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock.

Comparison of 5 Year Cumulative Total Return among

Legato Systems, Inc., the NASDAQ Stock Market Composite Index,

the S&P Super Composite Software Industry Index and

the JP Morgan H&Q Software Sector Index

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
Legato Systems, Inc.	$100	$300	$626	$68	$118	$46
NASDAQ Stock Market Composite Index	$100	$140	$259	$157	$124	$85
S&P Super Composite Software Industry Index	$100	$177	$333	$186	$187	$136
JP Morgan H&Q Software Sector Index (1)	$100	$131	$297	$222	$145	N/A

(1)	JP Morgan H&Q Software Sector Index was discontinued during 2002. Legato Systems has selected the S&P Super Composite Software Industry as a replacement for the discontinued Index.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth the compensation earned for services rendered in all capacities to the Company and its subsidiaries for each of the years 2002, 2001 and 2000 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for the 2002 fiscal year exceeded $100,000 (collectively, the “Named Officers”). No executive officer of the Company has been excluded from the table due to resignation or termination of employment during 2002, who would have otherwise qualified on the basis of salary and bonus earned for that year.

Summary Compensation Table

	Year				Long-Term Compensation	All Other Compensation
		Annual Compensation			Number of Securities
Name and Principal Position		Salary(1)	Bonus(2)		Underlying Options
David B. Wright (3) President and Chief Executive Officer	2002 2001 2000	$650,000 650,000 162,500	$305,000 487,500 913,000	(2) (2)	250,000 1,250,000 1,600,000	$301,035 18,686 597	(4)

David L. Beamer (5) Executive Vice President and Chief Operating Officer	2002 2001 2000	$385,833 313,990 ***	$65,000 225,000 ***	(2)	225,000 485,000 ***	$772 397 ***	(6)

Andrew J. Brown (3) Senior Vice President and Chief Financial Officer	2002 2001 2000	$290,000 290,000 68,217	$60,000 150,000 35,000	(2) (2)	125,000 135,000 700,000	$1,556 1,395 130	(7)

James P. Chappell Senior Vice President, Business Process and Development	2002 2001 2000	$275,000 275,000 196,983	$40,000 107,000 25,000	(2) (2)	80,000 75,000 200,000	$9,424 1,363 1,209	(8)

Thomas L. Panozzo Senior Vice President, Service and Support	2002 2001 2000	$250,000 250,000 184,167	$60,000 120,000 25,000	(2) (2)	90,000 80,000 150,000	$5,802 1,334 1,208	(9)

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan.

(2)	The bonus amounts for the 2001 and 2000 years have been modified from what was previously disclosed in prior proxy statements. The new disclosure indicates the fiscal year for which such bonus compensation was earned rather than the fiscal year in which that compensation was paid.

(3)	Commenced employment on October 4, 2000.

(4)	Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer, (ii) life insurance premiums of $16,402 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries and (iii) the partial forgiveness of a promissory note and related interest of $283,633 in accordance with his employment agreement dated September 25, 2000.

(5)	Commenced employment on January 2, 2001.

(6)	Represents life insurance premiums of $772 paid by the Company on behalf of the Named Officer with respect to policies under which such individual has the right to designate the beneficiaries.

(7)	Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer and (ii) life insurance premiums of $556 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

(8)	Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer, (ii) payment of unused vacation of $7,933 and (iii) life insurance premiums of $491 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

(9)	Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer, (ii) payment of unused vacation of $4,327 and (iii) life insurance premiums of $475 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

The following table contains information concerning the stock option grants made to each of the Named Officers for 2002. No stock appreciation rights were granted to these individuals during such year.

Option Grants for the Year Ended December 31, 2002

	Individual Grants(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2002	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
David B. Wright	250,000	3.8%	$2.79	9/18/12	$438,654	$1,111,635
David L. Beamer	125,000	1.9	2.79	9/18/12	219,327	555,818
	100,000	1.5	9.72	2/28/12	611,286	1,549,118
Andrew J. Brown	125,000	1.9	2.79	9/18/12	219,327	555,818
James P. Chappell	80,000	1.2	2.79	9/18/12	140,369	355,723
Thomas L. Panozzo	90,000	1.4	2.79	9/18/12	157,915	400,189

(1)	The options disclosed in the table were granted on March 1, 2002, and September 19, 2002. The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or, to the extent allowable under applicable law and Company policy, through a cashless exercise procedure involving a same-day sale of the purchased shares. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each option will become exercisable for 25% of the shares after one year of service from the grant date, and the option will become exercisable for the remaining 75% in successive equal monthly installments upon the optionee’s completion of each of the next 36 months of service thereafter. Each of the options will vest and become exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time will automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. The options are also subject to additional vesting acceleration provisions and extended exercise periods following termination of employment under certain circumstances. Please see “Employment Contracts and Change in Control Agreements” for further information.

(2)	There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

The following table sets forth information concerning option exercises in 2002 and option holdings as of the end of 2002 with respect to each of the Named Officers. No stock appreciation rights were exercised during the 2002 fiscal year, and no stock appreciation rights were outstanding at the end of that year.

Aggregate Option Exercises during the Year Ended December 31, 2002 and Option Values as of December 31, 2002

	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David B. Wright	—	$—	1,519,123	1,580,877	$50,625	$671,375
David L. Beamer	—	—	209,896	500,104	11,390	305,060
Andrew J. Brown	—	—	367,187	592,813	11,390	305,060
James P. Chappell	40,000	82,760	291,786	212,814	6,328	193,122
Thomas L. Panozzo	—	—	203,123	216,877	6,750	216,450

(1)	Based on the fair market value of the Company’s common stock at December 31, 2002 ($5.03 per share) less the exercise price payable for such shares.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. No additional options may be granted under those assumed plans. Footnote (4) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options as of December 31, 2002, and the weighted average exercise price of those options.

	Column (A)		Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	24,164,258	(2)	$10.07	6,756,500	(3)
Equity Compensation Plans Not Approved by Shareholders	N/A		N/A	N/A

(1)	Consists of the 1995 Stock Option/Stock Issuance Plan, the 2001 Employee Stock Purchase Plan and 2001 International Employee Stock Purchase Plan.

(2)	Excludes purchase rights accruing under the Company’s 2001 Employee Stock Purchase Plan and 2001 International Employee Stock Purchase Plan (collectively, the “Purchase Plans”). Under the Purchase Plans, each eligible employee may purchase up to 5,000 shares of Common Stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(3)	Consists of shares available for future issuance under the 1995 Stock Option/Stock Issuance Plan and the Purchase Plans. As of December 31, 2002, 4,992,652 shares of common stock were available for issuance under the 1995 Stock Option/Stock Issuance Plan, and 1,763,848 shares of common stock were available for issuance under the combined stockholder-approved reserve for the Purchase Plans. The number of shares of common stock available for issuance under the 1995 Stock Option/Stock Issuance Plan and the Purchase Plans automatically increases on the first trading day of each calendar year by an amount equal to 3% and 2%, respectively, of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase to either the 1995 Stock Option/Stock Issuance Plan or the combined share reserve under the Purchase Plans exceed 3,000,000 shares of common stock.

(4)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies, which originally established those plans. As of December 31, 2002, a total of 2,223,808 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.03 per share. No additional options may be granted under those assumed plans.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company has entered into employment agreements with Mr. Wright, President and Chief Executive Officer of the Company, and Mr. Brown, Senior Vice President and Chief Financial Officer of the Company. Each employment agreement has a three year term measured from the September 13, 2002 execution date, subject to automatic annual renewal. Mr. Wright will be provided with the following compensation during the term of his agreement: (i) base salary in the amount of $650,000, subject to annual adjustment, and (ii) target bonus of up to 100% of annual base salary. Mr. Brown will be provided with the following compensation during the term of his agreement: (i) base salary in the amount of $290,000, subject to annual adjustment, and (ii) target bonus of up to 60% of annual base salary. In the event of an involuntary termination of Mr. Wright’s or Mr. Brown’s employment (including a constructive termination resulting from a material reduction in duties, a reduction in compensation by more than 15% or relocation of principal place of employment by more than 50 miles) prior to a change in control of the Company or more than 18 months after such a change in control, then such individual will be entitled to the following severance benefits: (i) a lump sum payment equal to 2 times his annual rate of base salary and target bonus, (ii) continued health care coverage at the Company’s expense for a period of up to 24 months, (iii) vesting credit of an additional 30-months with respect to all of his outstanding Company stock options and (iv) a period of up to 24 months following such termination of employment in which to exercise his outstanding stock options. In the event of a change in control of the Company, Mr. Wright and Mr. Brown will each become immediately entitled to the following benefits: (i) a lump sum payment equal to 2 times his annual rate of base salary plus target bonus, (ii) accelerated vesting of all of his outstanding Company stock options and (iii) a pro-rated target bonus payment based on the number of months of employment completed in the fiscal year of the change in control. Upon an involuntary or constructive termination of Mr. Wright’s or Mr. Brown’s employment within 18 months following a change in control such individual will be entitled to the following change in control severance benefits: (i) continued health care coverage at the Company’s expense for a period of up to 24 months and (ii) an additional period of up to 24 months following such termination of employment in which to exercise any outstanding stock options granted to him prior to the change in control. All such severance benefits are subject to the individual’s delivery of a general release to the

Company. To the extent any benefits provided under the employment agreement would subject Mr. Wright or Mr. Brown to a parachute tax under Section 4999 of the Internal Revenue Code (the “Code”), the Company will provide such individual with a full tax gross up to cover such tax liability so that he will incur no out-of-pocket cost as a result of the parachute tax. Should Mr. Wright or Mr. Brown die or become incapacitated for more than 180 days, then such individual will become entitled to the following benefits: (i) a lump sum payment equal to 1.5 times his annual rate of base salary, (ii) any bonus compensation that becomes due and payable for the year of death or incapacity, prorated in amount on the basis of the portion of the year worked, and (iii) in the case of incapacity, continued health care coverage at the Company’s expense for a period of up to 18 months.

The Company has also entered into agreements with the three other Named Officers, Messrs. Beamer, Chappell and Panozzo (the “Executives”), in connection with their employment with the Company. Each employment agreement has a three year term measured from the September 13, 2002 execution date, subject to annual automatic renewal. Each Executive will be provided with the following compensation during the term of his agreement: (i) base salary in the amount of $400,000, $275,000 and $250,000, respectively, subject to annual adjustment, and (ii) target bonus of up to 100%, 60% and, 60%, respectively, of his annual base salary. Upon an involuntary termination of the Executive’s employment (including a constructive termination resulting from a material reduction in duties, a reduction in compensation by more than 15% or relocation of principal place of employment by more than 50 miles) within 18 months following a change in control of the Company, the Executive will be entitled to the following change in control severance benefits: (i) a lump sum payment equal to 1 times the sum of his annual rate of base salary plus target bonus, (ii) accelerated vesting of all of his outstanding Company stock options, (iii) a pro-rated target bonus payment based on the number of months of employment completed in the fiscal year of such termination, (iv) continued health care coverage at the Company’s expense for a period of up to 24 months and (v) an additional period of up to 24 months following such termination of employment in which to exercise any outstanding stock options granted to him prior to the change in control. Such severance benefits are subject to the Executive’s delivery of a general release to the Company. To the extent any of the benefits provided under the employment agreement would subject the Executive to a parachute tax under Section 4999 of the Code, the Company will provide him with a full tax gross up to cover such tax liability so that he will incur no out-of-pocket cost as a result of the parachute tax. Should an Executive die or become incapacitated for more than 180 days during the term of his employment agreement, then he will become entitled to the following benefits: (i) a lump sum payment equal to 1 time his annual rate of base salary, (ii) any bonus compensation that becomes due and payable for the year of death or incapacity, prorated in amount on the basis of the portion of the year worked, and (iii) in the case of incapacity, continued health care coverage for himself and his dependents at the Company’s expense for a period of up to 12 months.

In the event of a change in control of the Company prior to January 10, 2004, Messrs. Wright, Beamer, Chappell, Panozzo and certain other members of senior management (the “Participating Executives”) may become entitled to a payment pursuant to the Company’s Retention Bonus Program. The Retention Bonus Program was adopted to provide the acquiring entity in a change in control transaction with the election to retain a Participating Executive on specified terms or to terminate his employment. The acquiring entity will have 90 days following the change in control in which to make this decision. In the event the acquiring entity elects to retain the Participating Executive, then the Participating Executive will become entitled to receive a dollar award based on a percentage of the total acquisition value of the Company in the change in control transaction, if the Participating Executive remains with the Company for an 18-month period following that change in control. The percentages per Participating Executive range from 0.99% to 0.10% for an acquisition value of $1 billion or less and from 0.95% to 0.11% for an acquisition value of $1.25 billion. For an acquisition value in excess of $1.25 billion, the dollar amount of each retention bonus would remain at substantially the same level as in effect for a $1.25 billion acquisition. Part of such bonus award is designed to cover the Participating Executive’s parachute tax liability, if any, under Section 280G of the Code. No benefits will be paid under the Retention Bonus Program unless the Participating Executive completes at least a 90-day transition period of employment following the change in control. In the event of an involuntary or constructive termination of the Participating Executive’s employment more than 90 days after the change in control but prior to his completion of 18 months of post-change-in-control employment, the Participating Executive will become entitled to the following severance benefits: the greater of (i) the change in control severance benefits and parachute tax gross-up provided under his employment agreement, as summarized above, or (ii) his full retention bonus award under the program plus the following benefits: accelerated vesting of all stock options granted to him prior to the change in control, an additional period of up to 24 months following his termination in which to exercise any outstanding options granted to him prior to the change in control and continued health care coverage at the Company’s expense for a period of up to 24 months. Should the Participating Executive die or become incapacitated more than 90 days after the effective date of a pre-January 10, 2004 change in control, but prior to completion of 18 months of post-change-in-control employment, the Participating Executive will receive a pro-rated retention bonus based on the number of full months of employment completed following the change in control reduced by the cash severance payment provided under the Participating Executive’s employment agreement in the event of such death or incapacity. In the event the Participating Executive’s employment terminates for any reason after 18 months of employment with the Company following the pre-January 10, 2004 change in control, then the Participating Executive will become entitled to the following severance benefits in addition to the retention bonus paid to him upon his completion of 18 months of post-change-in-control employment: (i) full acceleration of all options granted to him prior to the change in control, (ii) an additional period of up to 24 months following such termination in which to exercise any stock options granted to him prior to the change in control, and (iii) continued health care coverage for himself and his dependents at the Company’s expense for a period of up to 24 months.

In the event of a change in control of the Company prior to January 10, 2004, Mr. Brown and certain other executives may become entitled to a lump sum cash payment pursuant to the Company’s Transition Bonus Program. Each participant in the program will be entitled to a special cash bonus equal to two (2) times his monthly base salary, at the rate in effect immediately prior to the change in control, for each full month of service he renders following the change in control, up to a total of six months of such post change in control service. Such monthly bonus will be in addition to any severance benefits which the participant may be entitled under their employment agreements with the Company in the event of an involuntary termination within eighteen (18) months following the change in control.

Options granted under the 1995 Stock Option/Stock Issuance Plan will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Should those options be so assumed, then those options will vest upon an involuntary or constructive termination of the optionee’s employment within 18 months following that merger or asset sale.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s stockholders are being asked to approve an amendment to the automatic option grant program in effect for non-employee Board members under the 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”). The amendment, which was adopted by the Board on November 14, 2002, will (i) increase the number of shares of common stock subject to the automatic option grant made to each newly elected Board member from 96,000 shares of common stock to 125,000 shares of common stock and (ii) increase the number of shares of common stock subject to the automatic option grants made annually to each continuing non-employee Board member from 24,000 shares of common stock to 40,000 shares of common stock. The amendment will first become effective with the grants to be made to the non-employee Board members at the 2003 Annual Meeting, if this Proposal is approved by the stockholders. Except for such amendment, no other material changes will be made to the terms and provisions of the automatic option grant program or to the discretionary option grant and stock issuance programs in effect under the 1995 Plan.

The following is a summary of the principal features of the 1995 Plan, as most recently amended by the Board. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company’s executive offices in Mountain View, California.

The 1995 Plan became effective on July 5, 1995 in connection with the initial public offering of the Company’s common stock and is designed to provide the Company’s officers and other key employees, the non-employee members of the Board and independent consultants with an opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company’s service. The 1995 Plan serves as the successor to the Company’s 1989 Stock Option and Restricted Stock Plan (the “Predecessor Plan”), and all outstanding stock options and stock issuances under the Predecessor Plan have been transferred to the 1995 Plan.

Equity Incentive Programs

The 1995 Plan contains three (3) separate equity incentive programs: (i) the discretionary option grant program under which key employees (including officers), non-employee Board members and consultants may be granted options to purchase shares of common stock at an exercise price not less than 85% of the fair market value of such shares on the grant date, (ii) the stock issuance program under which those individuals may be issued shares of common stock directly, either through the immediate purchase of those shares (at a purchase price not less than 85% of fair market value) or as a bonus for past services rendered to the Company and (iii) the automatic option grant program under which each non-employee Board member will receive a series of periodic option grants over his or her period of Board service to purchase shares of common stock at an exercise price equal to the fair market value of the option shares at the time of grant.

As of March 31, 2003, six (6) executive officers, approximately 1,500 other employees, and six (6) non-employee Board members were eligible to participate in the discretionary option grant and stock issuance programs. The six (6) non-employee Board members were also eligible to participate in the automatic option grant program.

Options granted under the discretionary option grant program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options not intended to satisfy such requirements. All grants under the automatic option grant program will be non-statutory options.

Stock Awards

The table below shows, as to each of the Named Officers in the Summary Compensation Table and the various other indicated individuals and groups, the number of shares of common stock subject to options granted under the 1995 Plan during the period from January 1, 2002 through March 31, 2003, together with the weighted average exercise price payable per share. No direct issuances have been made to date under the 1995 Plan.

Name and Position	Number of Option Shares	Weighted Average Exercise Price ($)
David B. Wright, President and Chief Executive Officer	250,000	$2.79
David L. Beamer, Executive Vice President and Chief Operating Officer	225,000	$5.87
Andrew J. Brown, Senior Vice President and Chief Financial Officer	125,000	$2.79
James P. Chappell, Senior Vice President, Business Process and Development	80,000	$2.79
Noah D. Mesel, Vice President and General Counsel	105,000	$3.52
All current executive officers as a group (6 persons)	845,000	$3.70
All directors (other than executive officers) as a group (6 persons)	144,000	$5.25
All employees, including current officers who are not executive officers, as a group (1,604 persons)	9,012,928	$5.12

Share Reserve

The maximum number of shares of common stock available for issuance over the term of the 1995 Plan is currently limited to 41,031,055 shares. However, the number of shares reserved for issuance under the 1995 Plan will automatically increase on the first trading day in January each calendar year through and including calendar year 2005 by an amount equal to three percent (3%) of the total number of shares of the Company’s common stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares, subject to adjustment in the event of certain changes to the Company’s capital structure. The 41,031,055 maximum number of shares of common stock available for issuance over the term of the 1995 Plan includes all such automatic increases to the plan through January 2003.

As of March 31, 2003, options for 27,008,558 shares were outstanding under the 1995 Plan, 6,480,261 shares have been issued and 7,542,236 shares were available for future grant.

In no event may any individual participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares in the aggregate per fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option grant or direct stock issuance under the 1995 Plan, the limit is 1,600,000 shares. Stockholder approval of this Proposal will also constitute re-approval of such limitations for purposes of Internal Revenue Code 162(m). These limitations will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the discretionary option grant program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

Should an outstanding option under the 1995 Plan (including outstanding options under the Predecessor Plan transferred to the 1995 Plan) expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1995 Plan. Shares subject to any option surrendered or cancelled in accordance with the stock appreciation right provisions of the 1995 Plan and all shares issued under the 1995 Plan (whether or not those shares are subsequently repurchased by the Company pursuant to its repurchase rights under the 1995 Plan) will reduce on a share-for-share basis the number of shares of common stock available for subsequent issuance.

The fair market value per share of the Company’s common stock on any relevant date under the 1995 Plan will be deemed to be equal to the closing selling price per share of that common stock on the date in question on either the Nasdaq National Market or any national securities exchange which may subsequently serve as the primary market for the common stock. The fair market value of the common stock on March 31, 2003 was $5.03 per share on the basis of the last reported sale price on that date on the Nasdaq National Market.

Discretionary Option Grant Program and Stock Issuance Program

Both the discretionary option grant and the stock issuance programs are administered by the Compensation Committee of the Board, which currently consists of two (2) non-employee Board members. In addition, the Board has appointed a special Stock Option Committee, consisting of a single employee Board member, to have separate but concurrent authority with the Compensation Committee to make option grants under the discretionary option grant program to individuals who are neither officers nor Board members. The Compensation Committee or the special Stock Option Committee acting within the scope of its authority as plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

The exercise price per share for each stock option granted under the discretionary option grant program and the issue price per share for each common stock issuance under the stock issuance program will not be less than eighty-five percent (85%) of the fair market value of the common stock on the grant or issue date. No granted option will have a maximum term in excess of ten (10) years. The options will generally vest and become exercisable in a series of installments over the optionee’s period of continued service with the Company. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, non-statutory options may be transferred in accordance with the terms of a qualified domestic relations order.

The optionee will not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Individuals holding shares under the stock issuance program will, however, have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The exercise price may also, to the extent permissible under applicable law and Company policy, be paid through a same-day sale program pursuant to which there will be an immediate sale of the shares purchased under the option and a portion of the sale proceeds available on the settlement date will be paid over to the Company to cover the exercise price for the purchased shares plus all applicable withholding taxes. The purchase price for any shares sold under the stock issuance program is normally payable in cash. However, shares may be issued under the stock issuance program for non-cash consideration, such as a bonus for past services rendered to the Company.

The plan administrator may assist any individual (other than an executive officer or Board member) in the exercise of one or more outstanding options under the discretionary option grant program or in the purchase of shares under the stock issuance program by permitting that individual to pay the exercise price or purchase price with a promissory note payable in one or more installments over a period of years. The terms of any such note, including the interest rate and terms of repayment, will be determined by the plan administrator.

Should the optionee cease to remain in the Company’s service for any reason other than misconduct while holding one or more options under the discretionary option grant program, then the optionee will have a limited time period after such cessation of service in which to exercise such outstanding options. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only for the number of shares of common stock for which the option is vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the vesting and exercisability of those options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service. Should the optionee cease to remain in the Company’s service for reasons of misconduct, then all outstanding options held by such optionee will terminate immediately and cease to be outstanding.

Shares may be issued under the stock issuance program as either a fully vested bonus for past services or subject to a vesting schedule tied to the participant’s period of future service or the Company’s attainment of designated performance goals. Any unvested shares issued under the program will be subject to repurchase by the Company, at the issue price paid per share, upon the participant’s cessation of service prior to vesting in the shares. However, the plan administrator will have the discretionary authority to accelerate the vesting of any unvested shares, in whole or in part, at any time.

In the event of a change in control, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest upon such change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

Any options which are assumed or replaced by the successor corporation shall automatically accelerate and any outstanding unvested shares, which do not otherwise vest upon the change in control shall automatically vest in the event the employment of the optionee or holder of unvested shares is terminated (actually or constructively) within eighteen (18) months following the date of such change in control. The plan administrator will have the discretion to structure one or more option grants under the discretionary option grant program so that those options will immediately vest upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure stock issuances under the stock issuance program so that those issuances will immediately vest upon a change in control.

A change in control shall mean either of the following stockholder approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

Immediately after the consummation of the change in control event, all outstanding options under the discretionary option grant program will terminate and cease to remain outstanding, except to the extent assumed by the successor corporation (or its parent company) or otherwise continued in effect.

The plan administrator will also have the authority to provide for the vesting of outstanding options or unvested shares under the discretionary option grant or stock issuance program upon (i) a hostile take-over of the Company, whether effected through a hostile tender offer for securities representing more than 50% of the total voting power of the Company’s outstanding securities or through one or more contested elections for Board membership, or (ii) an involuntary termination of the individual’s employment in connection with such take-over event.

The acceleration of options in the event of a change in control or hostile takeover may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

The plan administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the discretionary option grant program:

Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

Limited stock appreciation rights may be provided to one or more officers or non-employee Board members of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the fair market value per share of commons stock on the option surrender date or, if greater, the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

The plan administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the discretionary option grant program (including options incorporated from the Predecessor Plan) which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the market price of the common stock at the time of the new grant.

Automatic Option Grant Program

The terms and conditions governing the option grants that may be made under the automatic option grant program are summarized below. All grants under the automatic option grant program will be made in strict compliance with the express provisions of such program. Stockholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the automatic option grant program summarized below, including the surrender rights upon a hostile tender offer, and the subsequent exercise or surrender of that option in accordance with such provisions.

Pursuant to the Automatic Option Grant Program, each individual first elected or appointed to the Board as a non-employee director will receive a one-time automatic option grant for 125,000 shares at the time of his or her initial election or appointment to the Board, provided such individual has not previously been in the Company’s employ. On the date of each Annual Meeting of Stockholders, each non-employee Board member who is continuing to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will receive an automatic option grant for 40,000 shares. There is no limit on the number of such 40,000-share annual option grants any one individual may receive over his or her period of continued Board service, but no individual may receive a 40,000-share option grant for a particular year if he or she has received his or her initial option grant under the automatic option grant program within the immediately preceding six (6) months.

Prior to the amendment to the automatic option grant program which is the subject of this Proposal, the initial automatic option grant made to each individual first elected or appointed to the Board covered only 96,000 shares and the annual automatic option grant made to each continuing non-employee Board member at the Annual Meeting of Stockholders covered only 24,000 shares.

Each option granted under the automatic option grant program will be subject to the following terms and conditions:

•	The exercise price per share will be equal to the fair market value of the option shares on the automatic grant date, and the option will have a maximum term of ten (10) years measured from the grant date.

•	Each automatic option grant will be immediately exercisable for any or all of the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each 125,000-share initial automatic option grant will vest in four (4) successive equal annual installments upon the optionee’s completion of each year of Board service over the four (4)-year period measured from the option grant date. The shares subject to each 40,000-share annual automatic option grant will vest in two (2) successive equal annual installments upon the optionee’s completion of each year of Board service over the two (2)-year period measured from the option grant date.

•	The option will remain exercisable for a twelve (12)-month period following the optionee’s cessation of Board service for any reason other than death or disability. During the applicable post-service exercise period, the option may not be exercised in the aggregate for more than the number of option shares in which the optionee was vested at the time of his or her cessation of Board service.

•	Should the optionee die or become permanently disabled while serving as a Board member, then the shares of common stock at the time subject to each automatic option grant held by that individual will immediately vest, and the option may be exercised for any or all of those vested shares until the earlier of (a) the expiration of the twelve (12)-month period measured from the date of the optionee’s cessation of Board service or (b) the expiration date of the option term.

•	The shares of common stock at the time subject to each outstanding automatic option grant will immediately vest in the event of a change in control (as such term is defined above) or upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities. Upon the successful completion of a hostile tender offer, each optionee will have a thirty (30)-day period in which he or she may elect to surrender each automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share (whether or not the optionee is otherwise at the time vested in the option shares) equal to the excess of (i) the fair market value per share of commons stock on the option surrender date or, if greater, the highest price per share of common stock paid in the tender offer over (ii) the exercise price payable per option share.

•	The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the discretionary option grant program.

General Plan Information

The plan administrator may provide one or more holders of non-statutory options or unvested shares with the right to have the Company withhold a portion of the shares of common stock otherwise issuable upon the exercise of those options or the vesting of those shares in order to satisfy the Federal, state and local income and employment withholding taxes to which such individuals may become subject in connection with the option exercise or the vesting of the shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

In the event any change is made to the Company’s common stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in any fiscal calendar year, (iii) the number and/or class of securities for which automatic option grants will subsequently be made under the automatic option grant program to each newly-elected or continuing non-employee Board member, (iv) the number and/or class of securities and price per share in effect under each outstanding option, (v) the maximum number and/or class of shares by which the share reserve may increase each calendar year pursuant to the automatic share increase provisions of the 1995 Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option transferred to the 1995 Plan from the Predecessor Plan.

Option grants under the 1995 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

The Board may amend or modify the provisions of the 1995 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate no later than April 30, 2005.

Outstanding Grants and Issuances under Predecessor Plan

All options grants and direct share issuances that were outstanding under the Predecessor Plan on the effective date of the 1995 Plan have been transferred to the 1995 Plan. However, each option and direct share issuance so transferred continues to be governed solely by the terms of the documents evidencing that option or share issuance, and no provision of the 1995 Plan will affect or otherwise modify the rights or obligations of the holders of those transferred options or share issuances with respect to their acquisition of shares of common stock. However, the plan administrator will have complete discretion to extend the vesting acceleration provisions of the 1995 Plan applicable to a change in control event to one or more of the transferred options or unvested stock issuances under the Predecessor Plan which do not otherwise contain such acceleration provisions.

Federal Tax Consequences

Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Stock Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

(a)    If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at time of exercise but will have to report as ordinary income, as the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company’s repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

(b)    The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company’s repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

Direct Stock Issuance.    The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

Under current accounting rules, option grants to employees or non-employee Board members with exercise prices equal to the fair market value of the shares on the grant date will not result in any direct charge to the Company’s earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in pro-forma statements to the Company’s financial statements, the impact those options would have upon the Company’s reported earnings were the value of those options at the time of grant treated as compensation expense. Option grants with an exercise price per share below the fair market value per share of common stock on the grant date will result in a direct compensation expense to the Company’s earnings in an amount equal to the discount. The compensation expense will have to be amortized over the vesting period in effect for the option. The number of outstanding options, whether granted with exercise prices at or below the fair market value of the common stock, may also be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Option grants made to independent consultants (but not non-employee Board members) will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date of that option and periodically thereafter until the vesting date of each installment of the underlying option shares. A similar charge applies when an option originally granted to an employee continues to vest after the employee changes status from employee to independent consultant. In addition, any option that is re-priced will also trigger a direct charge to the Company’s reported earnings which will include the appreciation in the value of the underlying shares between the date the option is re-priced and the date that option is exercised for those shares or terminates unexercised.

Should one or more individuals be granted tandem stock appreciation rights under the plan, then such rights would result in a compensation expense to be charged against the Company’s reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Direct stock issuances under the 1995 Plan will result in a direct charge to the Company’s reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to the Company’s reported earnings will be amortized over the vesting period.

The Financial Accounting Standards Board (“FASB”) has recently initiated a project to reconsider the appropriate accounting treatment for employee stock options, such as those issuable under the 1995 Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options may substantially change in the event that FASB were to conclude that employee stock options should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

New Plan Benefits

If this Proposal is approved by the stockholders, then each of the five (5) continuing non-employee Board members listed below will on the date of the 2003 Annual Meeting receive an annual automatic option grant for 40,000 shares of common stock with an exercise price per share equal to the closing selling price per share of common stock at that time: Messrs. Benhamou, Dawson, Goldman, Paisley and Strohm.

Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the common stock present or represented at the Annual Meeting and entitled to vote on this Proposal is required for approval of this amendment. If the stockholders do not approve the proposal, then the number of shares subject to the initial automatic option grant made to each newly elected non-employee Board member will remain at 96,000 shares and each annual automatic option grant made to each continuing non-employee Board member will remain at 24,000 shares. In addition, the 1995 Plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1995 Plan until the available reserve of Common Stock as last approved by the stockholders has been issued or until the April 30, 2005 expiration date of such plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1995 PLAN AS OUTLINED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1989. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

In December 2000, the Company loaned $0.5 million to Mr. Wright in order to assist him in the repayment of a promissory note to his former employer. The loan is evidenced by Mr. Wright’s promissory note and is secured by a deed of trust conveying a security interest to the Company in Mr. Wright’s principal residence. The note bears interest at 6.5% per year, compounded annually. The note balance (principal and accrued interest) will become due on December 6, 2003, subject to acceleration upon Mr. Wright’s cessation of employment or the occurrence of certain other events. However, in accordance with the terms of the note, 50% of the principal and all accrued interest was forgiven on December 6, 2002, and the remaining 50% of the principal balance, together with all accrued interest, will be forgiven on December 6, 2003 provided Mr. Wright is employed through such date and is not otherwise in default under the note. The largest aggregate amount of indebtedness during 2002 was $567,267, and the outstanding balance, including accrued interest, as of March 31, 2003 was $289,566.

In December 2001, the Company loaned $0.3 million to Mr. Chappell, which was repaid with interest in December 2002. The note bore interest at 4.55% and was secured by a deed of trust conveying a security interest in Mr. Chappell’s principal residence. The largest aggregate amount of indebtedness during 2002 was $313,866.

We paid Mr. Dawson $0.1 million in 2001 and less than $0.1 million in 2002 for consulting services and the reimbursement of travel expenses. Also, in March 2002, we engaged Mr. Dawson to provide integration support in connection with our acquisition of OTG. Mr. Dawson received 10,000 shares of common stock, valued at $0.1 million, in connection with this work.

Mr. Kay has ownership interests in the Washington Capitals, a professional hockey team, the Washington Wizards, a professional basketball team, KJets LLC and National Operator Service, Inc. (dba Sonet Solutions).

•	In February 2002, OTG entered into a two-year marketing commitment with the Washington Capitals for $0.3 million, which was amended to one year for $0.2 million in January 2003. In addition, OTG purchased 2002-2003 season tickets from the Washington Capitals for less than $0.1 million.

•	In April 2002, OTG purchased 2002-2003 season tickets from the Washington Wizards for $0.1 million.

•	Legato agreed to reimburse Mr. Kay for use of a corporate jet for business purposes through December 31, 2002. We incurred $0.2 million of costs in connection with this agreement, and payments were made to KJets LLC.

•	Sonet Solutions currently subleases space in our Rockville facility. Legato received sublease income of less than $0.1 million in 2002.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the common stock and their common stock holdings during 2002 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them during 2002, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by its executive officers, Board members and greater than ten-percent (10%) stockholders, except for one late Form 4 filed by Mr. Wright and one late Form 4 filed by Mr. Beamer. Each of these late reports related to shares purchased in May 2002.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LEGATO SYSTEMS, INC., 2350 WEST EL CAMINO REAL, MOUNTAIN VIEW, CALIFORNIA 94040, ATTN: CORY SINDELAR, CORPORATE FINANCE.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2004 annual meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than January 10, 2004, in order to be included. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to April 15, 2004. Stockholder proposals should be addressed to: Legato Systems, Inc., 2350 West El Camino Real, Mountain View, California 94040, Attn: Cory Sindelar, Corporate Finance.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

NoahD. Mesel Secretary

Mountain View, California

April 30, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF LEGATO SYSTEMS, INC.

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Legato Systems, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.	To assist the Board in its oversight of (1) the integrity of the Company’s financial statements; and (2) the Company’s compliance with legal and regulatory requirements;

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.	Membership

A.	The Committee shall be composed of at least three directors, each of whom must be independent according to the criteria specified in Section 10(A)(m) of the Securities Exchange Act of 1934 and under the Nasdaq listing standards. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.	All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be a “audit committee financial expert” as that term is defined by the SEC.

C.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings and Procedures

A.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.	The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

F.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

G.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

I.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

A.	Financial Reporting Process

1.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Form 10-Qs, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments, the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

4.	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment

1.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.	The Committee shall meet periodically with the general counsel’s office and the independent auditors to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations.

3.	The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding and control of assets, and, where applicable, shall oversee the changes in internal controls intended to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors’ report on, and attestation of, management’s evaluation of internal controls and procedures for financial reporting, when those reports are required by SEC rules.

C.	Independent Auditors

1.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the firm and the Company.

5.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., SAS 61 and Independent Standards Board No. 1), and shall resolve any disagreements between the independent auditors and management.

7.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.	Other Matters

1.	The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

2.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

4.	The Committee shall maintain free and open communication with the Board, management and the independent auditors.

5.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

Appendix B

LEGATO SYSTEMS, INC.

1995 STOCK OPTION/STOCK ISSUANCE PLAN

(As Amended and Restated on November 17, 2002)

ARTICLE ONE

GENERAL PROVISIONS

I.    PURPOSE OF THE PLAN

This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of Legato Systems, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

(iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.    ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in these programs may, at the Board’s discretion, be vested in the Primary Committee or a

Secondary Committee, or the Board may retain the power to administer these programs with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV.    ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board (other than those serving as members of the Primary Committee) or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D. The individuals eligible to participate in the Automatic Option Grant Program shall be (1) those individuals who are serving as non-employee Board members on the Plan Effective Date or who are first elected or appointed as non-employee Board members after such date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program on the Plan Effective Date or at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member following one or more Annual Stockholders Meetings.

V.    STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 41,031,055 shares. Such share reserve includes (i) the initial share reserve of 16,736,464 shares of Common Stock, (ii) increases of 4,000,000 and 3,000,000 shares of Common Stock approved by the stockholders at the 1998 and 1999 Annual Meetings, respectively, and (iii) increases of 2,032,604, 2,132,896, 2,257,626, 2,561,317, 2,621,673, 2,688,475 and 3,000,000 shares of Common Stock pursuant to the automatic annual increase feature of Article I, Section III.B of the Plan for the 1997, 1998, 1999, 2000, 2001, 2002 and 2003 calendar years, respectively.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1997 calendar year, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, up to a maximum annual increase of 3,000,000 shares.

C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares of Common Stock per calendar year, beginning with the 1995 calendar year; provided, however, that for the calendar year in which such person first commences Service the limit shall be 1,600,000 shares.

D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Shares subject to any stock appreciation rights exercised under the Plan and all shares issued under the Plan (including shares issued upon exercise of options incorporated from the Predecessor Plan), whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.    OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm (reasonably acceptable to the Corporation for purposes of administering such procedure in compliance with applicable pre-clearance/pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess often (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised, during the applicable time period set forth in the documents evidencing the option, by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee’s cessation of Service and shall supersede any provisions to the contrary in this section.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Qptions. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.    INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL

A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation’s outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee’s Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

G. Each option which is assumed or otherwise continued in effect in connection with a Corporate Transaction or Change in Control shall be appropriately adjusted, immediately after such Corporate Transaction Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction or Change in Control had the option been exercised immediately prior to such transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of such Corporate Transaction or Change in Control and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction or Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

H. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

V.    STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) At the time such limited stock appreciation right is granted, the Primary Committee shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required in connection with the actual option surrender and cash distribution.

(iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the stock issuance date.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or both of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation’s repurchase right remains outstanding, to provide for the automatic termination of one or more outstanding repurchase rights, and the immediate vesting of the shares of Common Stock subject to those rights, upon the occurrence of a Corporate Transaction.

C. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation’s repurchase right remains outstanding, to (i) provide for the automatic termination of one or more outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant’s Service within a specified period following the effective date of such Change in Control.

III.    SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.    OPTION TERMS

A. Grant Dates. Option grants shall be made on the dates specified below:

1. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the date of the 2003 Annual Meeting shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 125,000 shares of Common Stock.

2. On the date of each Annual Stockholders Meeting, beginning with the 2003 Annual Meeting, each individual who is to continue to serve as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 40,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 40,000-share option grants any one Eligible Director may receive over his or her period of Board service.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest, and the Corporation’s repurchase right shall lapse, in two (2) equal and successive annual installments upon the Optionee’s completion of each year of Board service over the two (2)-year measured from the option grant date.

E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. In connection with any Change in Control, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him under the Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

D. Each option which is assumed or otherwise continued in effect in connection with a Corporate Transaction or Change in Control shall be appropriately adjusted, immediately after such Corporate Transaction Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction or Change in Control had the option been exercised immediately prior to such transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction or Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction or Change in Control transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.    REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.    FINANCING

The Plan Administrator may permit any Optionee or Participant (other than an executive officer or Board member) to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse promissory note payable in one or more installments and bearing interest at a market rate determined by the Plan Administrator. Subject to the foregoing, the terms of any such promissory note shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.    EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan became effective on the Plan Effective Date and the initial options under the Automatic Option Grant Program were made to the Eligible Directors at that time. The Plan was amended and restated on March 13, 1998 to (i) increase the share reserve by an additional 4,000,000 shares of Common Stock, (ii) limit the annual increases to the share reserve, and (iii) expand the Board’s authority to administer the Plan and to amend the Plan without stockholder approval. The 1998 restatement was approved by the Corporation’s stockholders on May 14, 1998. The Plan was amended and restated on March 26, 1999 to increase the share reserve by an additional 3,000,000 shares of Common Stock, and such amendment was approved by the Corporation’s stockholders at the 1999 Annual Meeting. The Plan was amended and restated on November 17, 2002, subject to stockholder approval at the 2003 Annual Meeting, to (i) increase the size of the initial option grants to each newly-appointed or elected non-employee Board member under the Automatic Option Grant Program from 96,000 shares of Common Stock to 125,000 shares of Common Stock and (ii) increase the size of the annual option grants to each continuing non-employee Board member under the Automatic Option Grant Program from 24,000 shares of Common Stock to 40,000 shares of Common Stock. The November 17, 2002 restatement also effected the following additional amendments to the Plan: (a) revise the definition of Hostile Take-Over, (b) eliminate the authority of the Plan Administrator to provide financing under Article V. Section I. to executive officers and Board members, (c) eliminate the six (6)-month holding period requirement for the exercise of limited stock appreciation rights granted under the Plan and (d) effect certain other administrative revisions to the Plan. All share numbers reflect two for one stock splits effected on July 5, 1996, April 17, 1998 and August 13, 1999.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall, immediately upon approval of the Plan by the Corporation’s stockholders, be incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest of (i) April 30, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

IV.    AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. The Board shall obtain the approval of the Corporation’s stockholders to any Plan amendment to the extent required by law or to the extent that the Board deems it advisable.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided that to the extent stockholder approval is required of any such increase, any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50°/a) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. Corporation shall mean Legato Systems, Inc., a Delaware corporation.

H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

I. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

J. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of option grants made on the Plan Effective Date, the Fair Market Value shall be deemed to be equal to the established initial offering price per share.

N. Hostile Take-Over shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of.

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

X. Plan shall mean the Corporation’s 1995 Stock Option/Stock Issuance Plan, as set forth in this document.

Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Z. Plan Effective Date shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

AA. Predecessor Plan shall mean the Corporation’s existing 1989 Stock Option and Restricted Stock Plan.

BB. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

CC. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

DD. Secondary Committee shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 insiders.

EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

FF. Section 12(g) Registration Date shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

GG. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

HH. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

II. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

JJ. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

KK. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LL. Take-Over Price shall mean the greatest of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

NN. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

OO. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

MM. Withholding Taxes shall mean the Federal, state and local income and employment tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of such holder’s options or the vesting of his or her shares.

PROXY – LEGATO SYSTEMS, INC.

2350 West El Camino Real, Mountain View, CA 94040

This proxy is solicited on behalf of the Board of Directors of Legato Systems, Inc.

for the annual meeting of stockholders to be held June 10, 2003

The undersigned holder of common stock, par value $0.0001, of Legato Systems, Inc. (the “Company”) hereby appoints David B. Wright and Andrew J. Brown, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the annual meeting of stockholders to be held on Tuesday, June 10, at 9:30 a.m. Pacific Daylight Time, at 3210 Porter Drive, Palo Alto, California, and at any adjournments or postponements of the annual meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Annual Meeting Proxy Card

A    Election of Directors

	For	Withhold		For	Withhold
Eric A. Benhamou	☐	☐	Christopher B. Paisley	☐	☐
Brendan J. Dawson	☐	☐	David N. Strohm	☐	☐
Kenneth A. Goldman	☐	☐	David B. Wright	☐	☐
Richard A. Kay	☐	☐

B    Issues

	For	Against	Withhold

2.   To approve an amendment to the Company’s 1995 Stock Option/Stock Issuance Plan to increase the number of shares of common stock subject to the stock option grants made to non-employee members of the Board of Directors pursuant to the automatic option grant provisions of the plan.

	☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

The undersigned acknowledges receipt of the accompanying notice of annual meeting of stockholders and proxy statement.

C    Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)